UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 7, 2007

ARCHSTONE-SMITH TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-11706	84-1592064
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 708-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan

On September 7, 2007, Archstone-Smith Trust informed its trustees and executive officers that a blackout on trading was being imposed in the Archstone-Smith Trust 401(k) Savings Plan (the “Plan”) beginning on September 24, 2007 through the week of October 8, 2007 as a result of a proposed change in the trustee and recordkeeper of the Plan.  Archstone-Smith provided such notice at least 15 calendar days prior the expected beginning date of the blackout period. A copy of the notice distributed to trustees and executive officers is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHSTONE-SMITH TRUST

Date: September 7, 2007	By:	/s/ Thomas S. Reif
		Name:	Thomas S. Reif
		Title:	Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1

Notice, dated September 7, 2007, to the Board of Trustees and Executive Officers of Archstone-Smith Trust regarding the imposition of a blackout period on trading activities of its common shares by plan participants under the Archstone-Smith Trust 401(k) Savings Plan.